ELMER'S RESTAURANTS, INC.
                             11802 S.E. STARK STREET
                                 P.O. BOX 16938
                             PORTLAND, OR 97292-0938


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 12, 2004


To the Shareholders of Elmer's Restaurants, Inc.:

         Notice is hereby given that the Annual Meeting of the shareholders of Elmer's Restaurants, Inc., an Oregon corporation (the "Company"), will be held at the Elmer's Restaurant at 1250 NW Waterhouse Ave., Beaverton, Oregon, Thursday, August 12, 2004, at 2:00 p.m., for the following purposes:

1.       To elect two directors to three-year terms expiring in 2007;

2. To approve and ratify the appointment of Moss Adams, LLP as the Company's independent public accountants for the fiscal year ended March 29, 2004; and

3.       To transact any other business that properly comes before the meeting.

         These items of business are more fully described in the Proxy Statement accompanying this Notice. You have the right to receive this Notice and to vote at the Annual Meeting if you were a shareholder of record at the close of business on May 14, 2004. Accompanying this Notice is a Proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY in the postage-prepaid envelope enclosed for that purpose. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may revoke your Proxy at any time before the Proxy is voted. In other words, you may attend the meeting in person even though you have sent in your Proxy, since retention of the Proxy is not necessary for admission to or identification at the meeting.

         All shareholders are cordially invited to attend the Annual Meeting.


                                        For the Board of Directors,


                                        ----------------------------------------
                                        Dennis R. Miller
                                        Secretary




Portland, Oregon
June 23, 2004

                            ELMER'S RESTAURANTS, INC.
                              11802 SE STARK STREET
                             PORTLAND, OREGON 97216

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 12, 2004

         The Board of Directors (the "Board") of Elmer's Restaurants, Inc., an Oregon corporation (the "Company"), is soliciting Proxies in connection with the proposals to be voted on at the Annual Meeting of shareholders to be held at the Elmer's Restaurant at 1250 NW Waterhouse Avenue, Beaverton, Oregon, August 12, 2004, at 2:00 p.m., and at any adjournments thereof (the "Annual Meeting"). The Proxy Statement dated June 23, 2004 was sent to shareholders on or about June 30, 2004. The Company will bear the cost of preparing and mailing the Notice of the Annual Meeting, Proxy, Proxy Statement, and any other material furnished to the shareholders by the Company in connection with the Annual Meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may, without additional compensation, also solicit Proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to beneficial owners of the stock held in their names.

         Any shares of stock of the Company held in the name of fiduciaries, custodians, or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian, or brokerage house itself -- the beneficial owner may not vote the shares directly and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote the shares.

         Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. A Proxy may be revoked by written notice to the Secretary of the Company at any time prior to the Annual Meeting or by executing a later dated Proxy or by attending the Annual Meeting and affirmatively electing to vote in person while attending the Annual Meeting. However, a shareholder who attends the meeting need not revoke the Proxy and vote in person unless the shareholder wishes to do so. All valid, unrevoked Proxies will be voted at the Annual Meeting in accordance with the instructions given. Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted for the election of the Board's nominees for directors, and for the ratification and approval of the appointment of Moss Adams, LLP as the Company's independent public accountants. As to any other business, which may properly come before the Annual Meeting and be submitted to a vote of the shareholders, all shares represented by valid Proxies will be voted in accordance with the best judgment of the holders of the Proxies.

SHAREHOLDER PROPOSALS
---------------------

         Any proposal of a shareholder intended to be presented at the Company's 2005 Annual Meeting of shareholders must be received by the President of the Company, for possible inclusion in the Company's Proxy Statement and notice of meeting relating to that meeting, by January 21, 2005. Shareholder proposals must be made in compliance with applicable legal requirements promulgated by the Securities and Exchange Commission and be furnished to the President by certified mail, return receipt requested. No shareholder has raised an issue for consideration at the 2004 Annual Meeting.

         Upon written request to Dennis R. Miller, Secretary of the Company, directed to the Company's offices at P.O. Box 16938, Portland, Oregon 97292-0938, any person whose Proxy is solicited by this Proxy Statement will be provided, without charge, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules. These materials can also be obtained from the Securities and Exchange Commission's EDGAR website at http://www.sec.gov/cgi-bin/srch-edgar?elmers+adj+restaurants.

VOTING

         The Company's Common Stock is the only outstanding voting security of the Company. Shareholders of record at the close of business on May 14, 2004 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. There were 1,816,335 shares of Common Stock outstanding on the Record Date. Each share of Common Stock is entitled to one vote and all shares of Common Stock vote together as a single class. The Common Stock does not have cumulative voting rights.

         A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum (i.e., the minimum number of shares that must be represented in person or by Proxy at the Annual Meeting in order to transact business). Votes cast by Proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." Any unmarked Proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board and the other proposals discussed in this Proxy Statement. If a quorum is present, the two nominees for director from each class who receive the largest number of votes will be elected. If a quorum is present, each other proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company, (ii) each Named Executive Officer, (iii) all directors and executive officers of the Company as a group, and (iv) each shareholder known by the Company to be a beneficial owner of more than 5% of the Company's voting securities as of May 14, 2004. The Company believes that, except as otherwise noted, each person or entity named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such person or entity. The term "Named Executive Officer" refers to Bruce N. Davis, the executive officer of the Company that the Company is required to identify in the Summary Compensation Table which appears later in this Proxy Statement.

NAME OF BENEFICIAL OWNER                          SHARES                PERCENTAGE OF
EXECUTIVE OFFICERS AND DIRECTORS           BENEFICIALLY OWNED(1)           CLASS(1)
--------------------------------           ---------------------        -------------
William W. Service                                    148,992                  6.9%
Bruce N. Davis                                        145,298                  6.7%
Corydon H. Jensen                                     101,323                  4.7%
Thomas C. Connor (2)                                   94,899                  4.4%
Richard Williams                                       34,092                  1.6%
Donald Woolley (2)                                     94,899                  4.4%
Dennis M. Waldron                                       2,000                     *
Gerald Scott (3)                                       40,804                  1.9%
Dennis Miller (3)                                       7,000                     *
All executive officers and directors as a             669,307                 31.0%
group (9 persons)
CERTAIN SHAREHOLDERS
Gary Weeks                                            110,483                  5.1%
Franklin Holdings Limited (2)                         313,694                 14.5%
*Represents less than 1%.

(1) For purposes of calculating beneficial ownership percentages, 1,816,335 shares of Common Stock were deemed outstanding and 340,664 options were deemed vested and exercisable at exercise prices ranging from $3.92 to $6.77 per share. A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from May 14, 2004 through the exercise of any option, warrant, or right. The number of such shares that each person named in this table has a right to acquire is as follows: Mr. Service, 79,229; Mr. Davis, 78,829; Mr. Jensen, 16,476; Mr. Conner, 16,476; Mr. Williams, 16,476; Mr. Woolley, 16,476;
         Mr. Waldron, 2,000; Mr. Scott, 25,121; and Mr. Miller, 7,000.

(2) Franklin Holdings Limited is owned beneficially 25% by Thomas Connor and 25% by Donald Woolley. Mr. Connor and Mr. Woolley's beneficial ownership listed under Executive Officers and Directors are inclusive of the shares owned by Franklin Holdings Limited.

(3) Shares owned by Dennis Miller, Corporate Controller and Secretary, are included in the total of "All executive officers and directors as a group." They have been omitted from the Summary Compensation Table disclosure regarding Named Executive Officer because his individual annual compensation did not exceed $100,000 for the fiscal year ended March 29, 2004.

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's executive officers, directors, and persons who own more than ten percent of the Company's Common Stock (collectively, "Reporting Persons") are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). SEC regulations require that Reporting Persons furnish copies of the reports to the Company. Based solely on a review of the copies of the reports received by the Company, the Company is not aware of any failure by a Reporting Person to timely file a Section 16(a) report.

                                   PROPOSAL I
                                   ----------
                              ELECTION OF DIRECTORS

         The Board currently consists of seven members, five of whom are independent directors. The Company's Bylaws provide for the classification of the Board into three classes (named Class I, II and III), as nearly equal in number as possible, with staggered three-year terms of office. One class of two directors is elected each year to three-year terms, except that one class of three directors is elected every third year. In the opinion of the Board, classification helps ensure stability and continuity in the management of the Company's business and affairs. Changes in the composition of the entire Board would take at least three years and a change of a majority of the directors would require at least two successive Annual Meetings. In 2003, the classes were adjusted to balance the number of directors in each class, following the appointment of a director in March 2003.

         Two Class II directors will be elected at the Annual Meeting. The individuals nominated by the Board in Class II for a three-year term are Corydon Jensen and Thomas C. Connor. Both nominees currently serve as directors. If no contrary indication is made, Proxies will be voted for such nominees or, in the event any such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who will be designated by the Board to fill such vacancy. The Board of Directors has no reason to believe that any of the nominees will be unavailable or unable to serve if elected.

INFORMATION REGARDING DIRECTORS

         The information set forth below as to each nominee for director has been furnished by the respective nominee:

                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                      FOR THREE-YEAR TERMS EXPIRING AT THE
                       2007 ANNUAL MEETING OF SHAREHOLDERS

NAME                            AGE           PRESENT POSITION WITH THE COMPANY
----                            ---           ---------------------------------
Corydon Jensen                  61            Director
Thomas C. Connor                50            Director

         Corydon "Cordy" Jensen, 61, is the president and owner of numerous multi-unit restaurant and lounge operations, including The Oregon Electric Station Restaurant, Steelhead Brewery, Station Masters, Inc. and McKenzie
Brewery Co. Mr. Jensen served as a director of Centennial Bancorp for over twenty years prior to its merger with Umpqua Holding, Inc. Mr. Jensen also serves as director for nine privately held companies engaged in the restaurant and lounge business. He has served as a director of the Company since 1998.

         Thomas C. Connor, 50, has been a real estate investor since 1974, with investments in several companies engaged in the hospitality or real estate development businesses, including Connor Enterprises, Inc., Budget Inns of Oregon, Inc., Connor Industries, Inc., Spring Holdings, Inc., and 5 C's Properties, Inc. Mr. Connor has also served as a director of numerous privately held companies engaged in the hospitality or real estate development businesses. He has served as a director of the Company since 1998.

                              CONTINUING DIRECTORS

         The information set forth below as to each director whose term does not expire in 2004 has been furnished by the respective director:

         Bruce Davis, 43, has served as President and Chairman of Board of Directors since August 1998. Mr. Davis has served as Chief Executive Officer since November 2002. For more than five years prior to joining the Company, Mr. Davis was president of three companies engaged in the restaurant business:
Jaspers Food Management, Inc. (1993-present), CBW, Inc. (1995-1999), and Oregon Food Management, Inc. (1996-present).

         Donald Woolley, 45, has been a real estate investor since 1984, with investments in numerous companies involved in the timber and real estate development industries, including Eagle's View Management Company, Inc., Manzana Bros. Ltd and Spring Holdings, Inc. Mr. Woolley has also served as a director of numerous privately held companies engaged in the hospitality, timber and real estate development industries. He has served as a director of the Company since 1998.

         William Service, 43, has been the Chief Executive Officer of Jasper's Food Management, Inc. since 1993 and served as the Chief Executive Officer of Elmer's Restaurants, Inc., from 1998 until he resigned in November 2002. For more than five years prior to joining the Company, Mr. Service was the Chief Executive Officer of three companies engaged in the restaurant business: Jaspers Food Management, Inc, (1993-present), CBW, Inc. (1995-1999) and Oregon Food Management, Inc. (1996-present). Mr. Service has served as a director of the Company since 1998.

         Richard Williams, 64, is a retired banker. Prior to November 15, 2002 he was chairman of Centennial Bancorp until it was sold to Umpqua Holding, Inc. Mr. Williams also serves as a director of Obie Media. He has served as a director of the Company since 1998.

         Dennis M. Waldron, 59, has been a restaurant veteran with over 30 years experience in restaurant operations and management. Mr. Waldron is president of Ruby's Northwest LLC, the Seattle-based multi-unit franchisee for Ruby's Diner in Washington state. From 1987 to 1997, Mr. Waldron served as President and Chief Executive Officer of Cinnabon International, Inc. He has served as a director of the Company since 2003.

BOARD MEETINGS AND COMMITTEES

         The Company's Board held four regularly scheduled meetings during the year ended March 29, 2004. Each of the nominees for director attended no fewer than 80% of the total number of meetings of the Board and the total number of meetings of committees of the Board on which he served during that fiscal year. The Company's Board of Directors has an Audit Committee and Compensation Committee. The Company does not maintain a Nominating Committee because, at seven members, the size of the

Board of Directors is small and five of the seven are independent directors. The Company does not have any other committees.

COMPENSATION COMMITTEE

         The  Compensation  Committee  consists  of Messrs.  Connor,  Jensen and
Waldron. The Compensation Committee determines and makes recommendations for salaries, incentives and other forms of compensation for the Company's senior executive officers, directors, and employees of the Company and administers the 1999 Stock Option Plan. The Compensation Committee held one meeting during the year ended March 29, 2004.

AUDIT COMMITTEE

         The Audit Committee consists of Messrs. Service, Williams and Woolley. The Audit Committee reviews the Company's accounting practices, internal accounting controls, and financial results, reviews the audited financial statements with management, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and oversees the adequacy of the Company's internal accounting controls. The Audit Committee held one meeting during the year ended March 29, 2004.

         The NASDAQ listing standards require that the Audit Committee consist of a minimum of three members all of which must be independent directors, unless the Board of Directors, under exceptional and limited circumstances, determines that membership on the Audit Committee of one director that is not independent is required by the best interests of the Company and its shareholders. In 2004, William Service, who is not independent, was a member of the audit committee. The Board of Directors determined that Mr. Service's service on the Audit Committee in 2004 was in the best interest of the Company and shareholders because of Mr. Service's role as the financial expert on the Audit Committee. Mr. Service's education, experience as a certified public accountant and as a principal financial officer has given him an understanding of generally accepted accounting principles and financial statements; experience in preparation and auditing of financial statements; experience in the application of such principles in connection with accounting for estimates, accruals; reserves and internal accounting controls; and has an understanding of audit committee functions. After considering the foregoing, the Board determined that it is in the best interests of the Company and its shareholders to have Mr. Service serve as a member and financial expert of the Audit Committee.

         The Company has maintained an Audit Committee in compliance with the NASDAQ independence listing standards and intends to continue to have an Audit Committee in full compliance with the applicable independence requirements. The Board of Directors has adopted an Audit Committee Charter, a copy of which is attached as an appendix to this proxy statement and is available on its website.

         Audit Fees, Financial Information and Systems Design and Implementation Fees and All Other Fees. Aggregate fees of $57,944 were billed for professional services rendered for the audit of the Company's consolidated financial statements for the year ended March 31, 2003 and for the review of the quarters ended July 21 and October 13, 2003 and January 5, 2004. Aggregate fees of $13,523 were billed for professional services rendered for the preparation of the Company's consolidated income tax returns and aggregate fees of $19,844 were billed for various other matters for the year ended March 29, 2004.

Audit Fees, Financial Information and Systems Design and Implementation Fees and All Other Fees. Aggregate fees of $58,717 were billed for professional services rendered for the audit of the Company's consolidated financial statements for the year ended April 1, 2002 and for the review of the quarters ended July 22 and October 14, 2002 and January 6, 2003. Aggregate fees of $9,168 were billed for professional services rendered for the preparation of the Company's consolidated income tax returns and aggregate fees of $20,090 were billed for various other matters for the year ended March 31, 2003.

NOMINATION OF DIRECTORS

         Currently, the full Board of Directors serves the function of a nominating committee. Because of the relatively small size of the board, the fact that five of the seven directors are independent and the stability of its membership over the years, the Company has not found it necessary to have a separate committee, particularly when a full board would review and ultimately approve any director nominees recommended by a committee. To that end, the Board of Directors approved a resolution at the May 27, 2004 Board meeting whereby any nomination to the Board would be made by an independent director and approved by a majority of the independent directors.

COMPENSATION OF DIRECTORS

         On February 18, 1999, each director who was not an employee of the Company (each an "Outside Director") was granted an option to purchase 12,128 shares of Common Stock exercisable at $3.92 per share. The Company compensates its Outside Directors by annually granting them non-qualified options to purchase shares of the Company's Common Stock. In fiscal 2004, each non-employee director was granted non-qualified options to purchase 2,000 shares of Common Stock exercisable at $6.77 per share. Each Outside Director, during the term of office, is eligible for an initial grant of 10,000 options and subsequent annual grants of 2,000 options. All non-qualified options have a fifteen-year term and are subject to a five-year vesting schedule with 20% of the total grant vesting annually. Each Outside Director also receives an annual fee of $5,000 paid in quarterly increments.

VOTE REQUIRED; ELECTION OF DIRECTORS

         If a quorum is present at the Annual Meeting, the two nominees for the Class II director receiving the largest number of votes will be elected to the Board. Votes withheld from any nominee, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will have no effect on the results of the vote. The Proxies will be voted with respect to the election of the nominees in accordance with the instructions specified in the Proxy form. If no instructions are given, Proxies will be voted for the election of the Board's nominees. If any nominee is not available as a candidate for director, the Proxies may be voted for another candidate or other candidates nominated by the Board of Directors, in accordance with the authority conferred in the Proxy.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE BOARD'S NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THE ACCOMPANYING PROXY.

                                   PROPOSAL II
                                   -----------

         RATIFICATION AND APPROVAL OF APPOINTMENT OF MOSS ADAMS, LLP AS
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Moss Adams LLP as the Company's independent auditors for the fiscal year ended March 29, 2004. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting will be required for adoption of this proposal.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICER AND KEY EMPLOYEES

         The executive officer and key employees of the Company and their ages as of June 15, 2004 are as follows:

NAME                         AGE         POSITION
----                         ---         --------

Bruce N. Davis                43         President and Chief Executive Officer
Gerald Scott                  50         Vice President
Dennis R. Miller              55         Secretary and Corporate Controller


EXECUTIVE OFFICER

         Bruce Davis, 43, is the President of several companies engaged in the restaurant business: Jaspers Food Management, Inc. (1993-present), CBW Inc. (1995-1999) (which acquired the majority shareholding interest in the Company in 1998 and subsequently merged with the Company in February 1999), and Oregon Food Management, Inc. (1996-present). He has served as President of the Company since 1998. In November 2002, he succeeded William Service as Chief Executive Officer.

KEY EMPLOYEES

         Gerald Scott, 50, has served as Vice President since August 1998. Prior to that, and since November 1995, Mr. Scott served as Vice President of Operations for Jaspers Food Management, Inc. He served from November 1994 to November 1995 as Regional Director of Operations of Macheezmo Mouse Restaurants, Inc.

         Dennis R. Miller, 55, has served as Secretary since April 2002 and Corporate Controller since December 2000 when the Company purchased the Mitzel's American Kitchen chain. Prior to that, and since September 1994, Mr. Miller was Corporate Controller for Mercer Restaurant Services, which owned and managed restaurants in the Puget Sound Area including the Mitzel's Restaurant chain. Prior to joining the restaurant industry, he had over 22 years in hotel finance positions, including 11 years with Westin Hotels.

COMPENSATION INFORMATION

         The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the fiscal years ended March 29, 2004 and March 31, 2003 of the Company's executive officers whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officer").

SUMMARY COMPENSATION TABLE

NAME AND
PRINCIPAL                                                       LONG TERM COMPENSATION
POSITION                  FISCAL YEAR    SALARY      BONUS      SECURITIES UNDERLYING OPTIONS
------------------------  -----------  ----------  ---------  ---------------------------------
Bruce N. Davis               2004       $219,000       $0
President and Chief          2003       $174,000       $0
Executive Officer

Gerald Scott                 2004       $104,519     $5,000
Vice President               2003       $ 95,000       $0

William W. Service           2004       $    -0-*      $0
Chief Executive Officer      2003       $ 88,980*      $0

         *Mr. Service resigned as Chief Executive Officer effective November 1, 2002. Mr. Davis, the Company's President and Chairman, was elected Chief Executive Officer at that time. Mr. Service remains an active member of the Board. As such, Mr. Service receives the same option grant and annual fee of $5,000 paid to Outside Directors as set forth in Proposal I - Compensation of Directors.

OPTION GRANTS FOR FISCAL YEAR ENDED MARCH 29, 2004

         No stock options were granted during fiscal 2004 to the Named Executive Officer.

DIRECTOR COMPENSATION

         The Company's policy of compensating Outside Directors is discussed above under "Proposal I."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 2004 the Company's Board of Directors, with the advice and recommendations of the Compensation Committee, determined compensation matters. During fiscal year 2004, the Compensation Committee was comprised of Thomas C. Connor, Corydon "Cordy" Jensen and Dennis Waldron. No member of the Compensation Committee had an "interlock" reportable under Section 402(j) of Regulation S-K, and no member was an employee, officer or former officer of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's Compensation Committee reviews and makes recommendations to the Company's Board of Directors regarding the Company's executive compensation program. In that connection, the Compensation Committee reviews and approves each element of executive compensation and periodically assesses the effectiveness and competitiveness of the compensation program in total. In addition, the Committee administers the Stock Option Plan. Set forth below is the Report of the

Compensation Committee regarding compensation paid by the Company to its executive officers during fiscal 2004.

                                    * * * * *


         TO:      THE BOARD OF DIRECTORS
                  ELMER'S RESTAURANTS, INC.

         The Company's compensation program for executive officers is primarily comprised of combinations of elements of base salary, bonus, and/or short and long-term incentives in the form of stock option grants. Executives also participate in various other benefit plans, including medical and 401(k) plans, versions of which are generally available to all full-time employees of the Company.

COMPENSATION PHILOSOPHY

         The goals of the Company's executive compensation program are to reward the achievement of the Company's strategic goals and the creation and maximization of shareholder value. The Company anticipates positioning base salaries at competitive levels, except in the case of its Named Executive
Officers who, at this time, have been awarded options to purchase shares of common stock in lieu of competitive levels of salary. Stock option grants are intended to result in no reward if the stock price does not appreciate, but may provide substantial reward to the executives as shareholders benefit from stock price appreciation. Additionally, annual cash bonuses may be positioned to reward above competitive levels for exceptional performance. The Company and the Committee believe this philosophy will motivate the executives and, thereby, reinforce the accomplishments of the Company's strategic and financial goals. In the future, the Company's philosophy will be to pay base salaries to executives at levels that enable the Company to attract, motivate and retain highly qualified executives. In addition, the Company intends to give bonuses as a reward for performance based upon individual performance and overall Company financial results. The Company has not established an annual incentive plan at this time.

         BASE SALARY AND BONUSES. Each Company executive receives a base salary, which when aggregated with a bonus and/or option grant, is intended to be competitive with similarly situated executives in other companies at a comparable stage of development, considering the experience, achievements and contributions of the employee and the Company's industry. The Company targets base pay at the level required to attract and retain highly qualified executives. In determining salaries, individual experience and performance and specific needs particular to the Company are taken into account. Salary increases are designed to reflect competitive practices in the industry, financial performance of the Company and individual performance of the executive. In addition to base salary, executives are eligible, in the Board's discretion, to receive an annual bonus.

         LONG-TERM  INCENTIVES.   The  objectives  of  the  Company's  long-term
incentive program are to offer opportunities for stock ownership that are competitive with those at peer companies and to encourage and create ownership and retention of the Company's stock by key employees. Grant levels under the Company's employee stock option plans are made in consideration of awards to officers within peer companies and an assessment of the executive's tenure, responsibilities and current stock and option holdings.

         STOCK OPTIONS AND OTHER AWARDS. The Company believes that it is important for executives to have an equity stake in the Company. For this reason, the Board grants stock options to key executives and other employees. Option grants take into account the level of awards granted to executives at companies in the Company's industry, the levels of cash compensation earned by such executives, and the individual executive's specific role at the Company. The Compensation Committee, comprised of Outside Directors (who are not employees of the Company), administers the 1999 Stock Option Plan. Awards to Outside Directors or employee Directors are made by the Board. None of the Company's executive officers received stock options in the fiscal year ended March 29, 2004.

CHIEF EXECUTIVE COMPENSATION FOR FISCAL YEAR 2004

         Bruce Davis does not have an employment agreement with the Company and received a salary of $219,000 in fiscal year 2004 and $174,000 in 2003. The Compensation Committee believes that Mr. Davis's compensation is below the compensation paid to chief executive officers of comparable, publicly held companies.

SECTION 162(M) COMPLIANCE

         The Company does not presently anticipate that the Named Executive Officer will exceed the million-dollar non-performance based compensation threshold of Section 162(m) of the Internal Revenue Code. The Company and the Committee will continue to monitor the compensation level of the Named Executive Officer and determine the appropriate response to Section 162(m) when and if necessary. It is the Company's intent to bring the stock option program into compliance with Section 162(m), if necessary, to ensure that stock option grants are excluded from compensation calculation for the purposes of Section 162(m).

              Respectfully submitted by the Compensation Committee,


                                Thomas C. Connor
                                Dennis M. Waldron
                                 Corydon Jensen                     May 27, 2004


                                    * * * * *

STOCK PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Composite Index and the Company's peer group index. The Company's peer group consists of the NASDAQ Retail Trade Stocks. The stock performance graph assumes $100 was invested on April 1, 1999 and measures the return thereon at various points based on the closing price of the Common Stock on the fiscal years indicated.

                               [BAR GRAPH OMITTED]
                                  [DATA BELOW]


MEASUREMENT        ELMER'S RESTAURANTS          PEER                  NASDAQ
PERIOD             INC. (NASDAQ: ELMS)         GROUP                 COMPOSITE

3/31/99                  100.0                 100.0                   100.0
3/31/00                  100.6                 108.3                   152.1
3/31/01                  91.6                  100.0                   83.3
3/31/02                  112.6                 108.6                   66.3
3/31/03                  96.6                  94.8                    57.4
3/31/04                  129.2                 123.6                   75.1

                              CERTAIN TRANSACTIONS

         Paul Welch, a former director of the Company, operated two Elmer's Restaurants in Vancouver, Washington. Mr. Welch resigned from the Board of Directors on April 17, 2001. Under two franchise agreements (one of which was terminated pursuant to an asset purchase agreement with the Company in April
2002) with the Company, Mr. Welch pays the Company a franchise royalty fee of two percent of gross sales of the restaurants. During fiscal 2004, $69,000 was paid to the Company under the franchise agreements. The Company purchased one of Mr. Welch's Elmer's Restaurants in April 2002 for approximately $250,000.

         Jaspers Food Management, Inc. ("JFMI") provides some of the Company's administrative and accounting service needs for the operations of the Company's Ashley's, Richard's and Cooper's restaurants. William Service and Bruce Davis each own 36% of the outstanding common stock of JFMI and each serves on JFMI's three-person Board of Directors. JFMI's third director is Cordy Jensen who owns 3.75% of the outstanding common stock of JFMI. Mr. Davis is the Chief Executive Officer of the Company; Mr. Service resigned as Chief Executive Officer of the Company effective November 1, 2002. Messrs. Service, Davis and Jensen serve on the Company's Board of Directors. For Fiscal 2004, Mr. Davis was entitled to receive annual salaried compensation of $30,000 from JFMI. During fiscal 2004, the Company paid $244,089 to JFMI for services, which the Company believes is a fair and market-based fee for the services rendered.

         William W. Service, former Chief Executive Officer of the Company, resigned his position for personal reasons. The Board granted the request effective November 1, 2002. Bruce Davis, the Company's President and Chairman, assumed the responsibilities of the Chief Executive Officer at that time. Mr. Service remains an active member of the Board and continues to serve as a strategic advisor to the Company.

                              INDEPENDENT AUDITORS

         The Board of Directors has selected Moss Adams, LLP as the Company's independent auditors for the fiscal year ended March 29, 2004. Representatives of Moss Adams, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                             DISCRETIONARY AUTHORITY

         Although the Notice of Annual Meeting of Shareholders provides for the transaction of any business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. The enclosed Proxy, however, gives discretionary authority to the holders of the Proxy if any other matters are presented.

                              COSTS OF SOLICITATION

         The entire cost of solicitation of Proxies by the Board of Directors will be borne by the Company. In addition, to the use of the mails, Proxies may be solicited by personal interview, facsimile, telephone and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding Proxy material to beneficial owners.

         YOU ARE URGED TO SIGN AND RETURN YOUR PROXY PROMPTLY TO MAKE CERTAIN YOUR SHARES WILL BE VOTED AT THE 2004 ANNUAL MEETING. FOR YOUR CONVENIENCE, A RETURN ENVELOPE IS ENCLOSED.


                                        By Order of the Board of Directors


                                        ----------------------------------------
                                        Dennis R. Miller
                                        Secretary

June 23, 2004

                            ELMER'S RESTAURANTS, INC.

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders and the investment community relating to corporate accounting, reporting practices of the corporation and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication with the directors, the independent auditors, the internal auditors, if applicable, and the financial management of the corporation.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its subsidiaries.

o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

o Review with the independent auditors, the company's internal auditor, if applicable, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

o Review the internal audit function of the corporation including the independence and authority of its reporting obligations; the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

o Receive, prior to each meeting, a summary of findings from completed internal audits, and a progress report on the proposed internal audit plan, if applicable, with explanations for any deviations from the original plan.

o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosures and content of the financial statements to be presented to the shareholders. Any changes or proposed changes in accounting principles will be reviewed.

o Provide sufficient opportunity for the independent auditors and internal auditors, if applicable, to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

o        Review accounting and financial human resources within the corporation.

o Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

o Review, update and assess the adequacy of the charter of the Audit Committee annually.

Adopted May 27, 2004.


Richard Williams, Chair
William Service, Financial Expert
Donald Woolley, Member

                                      PROXY

                            ELMER'S RESTAURANTS, INC.
                         ANNUAL MEETING, AUGUST 12, 2004

                        PLEASE SIGN AND RETURN THIS PROXY

         The undersigned hereby appoints William W. Service, Corydon H. Jensen, Thomas C. Connor, Bruce Davis, Richard Williams, Donald Woolley, Dennis Waldron and each of them, Proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of shareholders of Elmer's Restaurants, Inc. (the "Company") on August 12, 2004 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to all matters set forth on this Proxy. The undersigned hereby acknowledges receipt of the Company's Proxy Statement, and hereby revokes any Proxy or Proxies previously given. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Unless direction is given, this Proxy will be voted:

         - "FOR" election of each of the directors nominated by the Board of Directors.
         - "FOR" the approval and ratification of Moss Adams, LLC as the Company's independent Public accountants for fiscal year 2004.
         - And in accordance with the discretion of the holders of this Proxy as to other matters.

--------------------------  ----------------------------------  ------------------------------------
 1. Election of Directors    [ ] FOR all nominees except as      [ ] WITHHOLD AUTHORITY to vote for
                                 marked to the contrary below        all nominees listed
                                                                     below
--------------------------  ----------------------------------  ------------------------------------

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

Corydon Jensen
Thomas C. Connor



2. A proposal to approve and ratify the appointment of Moss Adams, LLP, as the Company's independent public accountants for the fiscal year ended March 29, 2004.

          [ ]   FOR       [ ]   AGAINST           [ ]   WITHHOLD AUTHORITY




3. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the Proxies or substitutes at the meeting may exercise all the powers granted hereby.

          [ ]   FOR       [ ]   AGAINST           [ ]   WITHHOLD AUTHORITY

                                        PROXY

                                        Number of Shares:.......................

                                        Date: ______________, 2004



                                        ----------------------------------------
                                        Signature or Signatures


                                        ----------------------------------------
                                        Print Name or Names

I PLAN TO ATTEND THE ANNUAL MEETING  [ ] mark box.

COMMENTS/ADDRESS CHANGE
Please mark this box if you have written comments/address change on the reverse side. [ ]

         Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer. When shares are held by joint tenants, both should sign. The Annual Meeting of Shareholders of Elmer's Restaurants, Inc. will be held on Thursday, August 12, 2004, at 2:00 p.m., Pacific Daylight Time, at the Elmer's Restaurant at 1250 NW Waterhouse Ave., Beaverton, Oregon.

         Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a Proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a Proxy to vote the shares.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE